Serina Therapeutics Appoints Dr. Jay Venkatesan to its Board of Directors

HUNTSVILLE, AL, Feb.12, 2025 (GLOBE NEWSWIRE) -- Serina Therapeutics, Inc. (“Serina”) (NYSE American: SER), a clinical-stage biotechnology company developing its proprietary POZ Platform™ drug optimization technology, today announced the appointment of Jay Venkatesan, MD, MBA, to its Board of Directors. Dr. Venkatesan brings deep expertise in biotechnology investment, company building, and strategic growth, having successfully led and advised multiple biopharma companies through pivotal stages of development, including high-profile mergers and acquisitions.

Dr. Venkatesan most recently served as Chairman, President, and CEO of Angion Biomedica until its merger with Elicio Therapeutics in 2023. He currently serves as a Board Director at Elicio Therapeutics. Previously, he was President and Board Director of Alpine Immune Sciences, which he co-founded as a Managing Partner of Alpine BioVentures. Alpine Immune Sciences was acquired by Vertex Pharmaceuticals for $4.9 billion in May 2024.

“Jay’s extensive leadership experience in biotechnology, particularly in corporate strategy, business development, and capital markets, makes him an invaluable addition to Serina’s Board,” said Steve Ledger, CEO of Serina Therapeutics. “His track record in advancing innovative therapies and successfully guiding companies through transformational transactions aligns with our mission to develop best-in-class therapeutics. We look forward to leveraging his insights as we advance our pipeline and explore strategic growth opportunities for our platform.”

Dr. Venkatesan has a distinguished career spanning investment and operational leadership roles. Before Alpine, he founded and managed Ayer Capital, a global healthcare investment fund. Earlier in his career, he was a director at Brookside Capital, a division of Bain Capital, where he co-managed healthcare investments. He also held roles as a venture investor with Patricof & Co. Ventures (now Apax Partners) and as a consultant at McKinsey & Co.

Dr. Venkatesan holds an M.D. from the University of Pennsylvania School of Medicine and an M.B.A. from the Wharton School of the University of Pennsylvania. He earned his B.A. from Williams College.

“I am excited to join the Board of Serina Therapeutics at such a dynamic time for the company,” said Dr. Venkatesan. “Serina’s innovative approach to drug development, leveraging its proprietary POZ polymer technology, holds great promise in addressing unmet needs across multiple therapeutic areas. I look forward to contributing to the company’s continued success and helping guide its strategic vision.”

Serina’s co-founder, Dr. Milton Harris, will assume the role of Director Emeritus and will serve as Chair of the company’s Scientific Advisory Board (SAB). Dr. Harris has played an instrumental role in the development of Serina’s POZ Platform, providing leadership and scientific expertise that have shaped the company’s pipeline and clinical development. In his new role, he will provide continued guidance to Serina’s research and development efforts.

About Serina Therapeutics

Serina is a clinical-stage biotechnology company developing a pipeline of wholly owned drug product candidates to treat neurological diseases and other indications. Serina’s POZ Platform™ provides the potential to improve the integrated efficacy and safety profile of multiple modalities including small molecules, RNA-based therapeutics and antibody-based drug conjugates (ADCs). Serina is headquartered in Huntsville, Alabama on the campus of the HudsonAlpha Institute of Biotechnology.

For more information, please visit https://serinatherapeutics.com.

Cautionary Statement Regarding Forward-Looking Statement
This release contains forward-looking statements within the meaning of federal securities laws. These statements are based on management’s current expectations, plans, beliefs or forecasts for the future, and are subject to uncertainty and changes in circumstances. Any express or implied statements in this press release that are not statements of historical fact, including statements about the potential of Serina’s POZ polymer technology, are forward-looking statements that involve substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Risks and uncertainties include, among other things discussed in the company’s Annual Report on Form 10-K for the year ended December 31, 2023, the company’s Current Report on Form 8-K that was filed with the SEC on April 1, 2024, and the company’s other periodic reports and documents filed from time to time with the SEC. The information contained in this release is as of the date hereof, and Serina assumes no obligation to update forward-looking statements contained in this release as the result of new information or future events or developments.

For inquiries, please contact:
Stefan Riley
sriley@serinatherapeutics.com
(256) 327-9630